Exhibit (g) (iii) under Form N-1A
                                          Exhibit (10) under Item 601/Reg. S-K


                                   EXHIBIT 1
                                       OF
                              CUSTODIAN CONTRACT
                                   Between

                        FEDERATED INVESTMENT COMPANIES
                                     and
                     STATE STREET BANK AND TRUST COMPANY
                                     and
                          FEDERATED SERVICES COMPANY

CONTRACT
DATE        INVESTMENT COMPANY


12/1/93     Federated ARMs Fund
12/1/93                 Institutional Service Shares
12/1/93                 Institutional Shares